Exhibit 99.1

Geron Corporation Reports Fourth Quarter and Full Year 2025 Financial Results and Recent Business Highlights

Achieved $48 million and $184 million in RYTELO® (imetelstat) net product revenue in Q4 2025 and full year 2025, respectively

Reported total operating expenses of $255 million for full year 2025, within the previous guidance range

Reiterated 2026 RYTELO net product revenue and total operating expenses expected in the ranges of $220 million to $240 million, and $230 million to $240 million, respectively

Ended 2025 with cash, cash equivalents, restricted cash and marketable securities of roughly $401 million

Company to host conference call and webcast today, February 25, at 8:00 a.m. ET

FOSTER CITY, Calif., February 25, 2026 – Geron Corporation (Nasdaq: GERN), a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer, today reported financial results for the fourth quarter and full year of 2025 and recent business highlights.

“Strategic actions we have taken in the second half of 2025 position Geron to drive RYTELO demand growth and invest to create value while lowering our total operating expenses year-over-year. In 2026, we are laser-focused on executing our commercial strategy,” said Harout Semerjian, President and Chief Executive Officer of Geron. “The commercial opportunity for RYTELO in second-line lower-risk MDS is significant and supported by its FDA label, NCCN Guidelines and a growing body of scientific evidence. In the second half of 2026, we look forward to the IMpactMF interim analysis in relapsed/refractory myelofibrosis and the first data from real-world experience trials focused on the use of RYTELO in LR-MDS. Our priorities are to drive U.S. commercial growth, pursue pathways to bring RYTELO to patients outside the U.S., remain financially disciplined, and evaluate opportunistic innovation as we transform Geron into a leading, sustainable hematology company.”

Recent Business Highlights

•	Achieved RYTELO net product revenue of $48.0 million in the fourth quarter of 2025, and $183.6 million in full year 2025.

•	Grew RYTELO demand by 9% in the fourth quarter 2025 compared to the third quarter 2025.

•	Increased ordering accounts by 150 in the fourth quarter 2025 to approximately 1,300.

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Aligned to support over 10 investigator-sponsored and real-world experience trials focusing on RYTELO’s mechanistic studies, combinations and sequencing, earlier-line use and new settings. Initial data is expected in the second half of 2026.

•	Announced three new medical publications:

•	New research published in Blood Cancer Journal exploring the impact of prior therapy on clinical activity in LR-MDS patients treated with imetelstat.

•	New peer-reviewed article in Leukemia examining changes in molecular disease markers LR-MDS patients.

•	New manuscript in Haematologica exploring potential improvements in patient-reported outcomes in patients treated with imetelstat in the Phase 3 IMerge clinical trial.

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Expanded the scientific body of evidence supporting the potential of RYTELO in lower-risk myelodysplastic syndromes/neoplasms (LR-MDS) at the 2025 American Society of Hematology (ASH) Annual Meeting reinforcing RYTELO as a differentiated new treatment option.

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Oral presentation from pooled analyses of the IMerge population suggests that treatment-emergent cytopenias may reflect on-target effects associated with meaningful clinical outcomes, including hemoglobin increases and transfusion independence in LR-MDS.

Fourth Quarter and Full Year 2025 Financial Results

Cash and Marketable Securities

As of December 31, 2025, Geron had approximately $401.1 million in cash, cash equivalents, restricted cash and marketable securities, compared to $502.9 million as of December 31, 2024.

Net Loss

For the three months and twelve months ended December 31, 2025, the Company reported a net loss of $31.1 million, or $85.8 million, compared to $25.4 million or $174.6 million for the three months and twelve months ended December 31, 2024.

Revenues

Total product revenue net, for the three months and twelve months ended December 31, 2025, was $48.0 million and $183.6 million, compared to $47.5 million and $76.5 million for the three months and twelve months ended December 31, 2024.

Total revenues, for the three months and twelve months ended December 31, 2025, was $48.0 million and $183.9 million, compared to $47.5 million and $77.0 million for the three months and twelve months ended December 31, 2024. Total revenues include license fees and royalties in addition to product revenue, net.

Costs and Operating Expenses

Total costs and operating expenses, for the three months and twelve months ended December 31, 2025, were $75.8 million and $254.7 million, compared to $67.6 million and $250.7 million for the three months and twelve months ended December 31, 2024.

Cost of goods sold was approximately $1.3 million and $4.7 million for the three months and twelve months ended December 31, 2025, compared to $0.8 million and $1.3 million for the three months and twelve months ended December 31, 2024, which consisted of costs to manufacture and distribute RYTELO.

Research and development expenses, for the three months and twelve months ended December 31, 2025, were $15.8 million and $73.7 million compared to $23.4 million and $103.7 million for the same period in 2024. The overall decrease in research and development expenses was primarily due to lower manufacturing and quality costs that were capitalized in the current period now that RYTELO is approved, versus being partially expensed in 2024, and lower clinical trial costs associated with a decrease of activity in our Phase 3 IMerge LR-MDS study after FDA approval of RYTELO in 2024.

Selling, general and administrative expenses, for the three months and twelve months ended December 31, 2025, were $41.7 million and $159.3 million compared to $43.4 million and $145.7 million for the same period in 2024. The increase in selling, general and administrative expenses is primarily due to an increase in sales and marketing full-time employees and additional investment in marketing programs.

Restructuring charges, for the three months and twelve months ended December 31, 2025, were $17.0 million. In December 2025, we implemented a workforce reduction, representing approximately one-third of our workforce prior to the reduction in headcount. Restructuring charges consist of termination benefits such as one-time employee severance payments, healthcare and related benefits, and other employee-related costs.

2026 Financial Guidance

For fiscal year 2026, the Company expects RYTELO net product revenue to be in the range of $220 million to $240 million. Geron also expects total operating expenses to be between $230 million and $240 million. Total operating expenses include non-cash items such as stock-based compensation expense, amortization of debt discounts and issuance costs, and depreciation and amortization.

Based on current operating plans and assumptions, the Company believes that its existing cash, cash equivalents, restricted cash and marketable securities, together with anticipated net revenues from U.S. sales of RYTELO, will be sufficient to fund projected operating requirements for the foreseeable future.

Conference Call

Geron will host a conference call at 8:00 a.m. ET on Wednesday, February 25, 2026, to discuss business updates and fourth quarter and full year 2025 financial results.

A live webcast of the conference call and accompanying presentation will be available on the “Investors & Media” page of the Company’s website at www.geron.com. A replay of the webcast will be archived and available on the Company’s website.

About RYTELO (imetelstat)

RYTELO is an oligonucleotide telomerase inhibitor approved in the U.S. for the treatment of adult patients with LR-MDS with transfusion-dependent anemia requiring four or more red blood cell units over eight weeks who have not responded to or have lost response to or are ineligible for erythropoiesis-stimulating agents (ESAs). It is indicated to be administered as an intravenous infusion over two hours every four weeks.

In addition, RYTELO is approved in the European Union as a monotherapy for the treatment of adult patients with transfusion-dependent anemia due to very low, low or intermediate risk myelodysplastic syndromes without an isolated deletion 5q cytogenetic (non-del 5q) abnormality and who had an unsatisfactory response to or are ineligible for erythropoietin-based therapy.

RYTELO is a first-in-class treatment that works by inhibiting telomerase enzymatic activity. Telomeres are protective caps at the end of chromosomes that naturally shorten each time a cell divides. In LR-MDS, abnormal bone marrow cells often express the enzyme telomerase, which rebuilds those telomeres, allowing for uncontrolled cell division. Developed and exclusively owned by Geron, RYTELO is the first and only telomerase inhibitor approved by the U.S. Food and Drug Administration and the European Commission.

Please see RYTELO (imetelstat) full Prescribing Information, including Medication Guide, available at https://pi.geron.com/products/US/pi/rytelo_pi.pdf.

About Geron

Geron is a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer. Our first-in-class telomerase inhibitor RYTELO (imetelstat) is approved in the United States and the European Union for the treatment of certain adult patients with LR-MDS with transfusion-dependent anemia. We are also conducting a pivotal Phase 3 clinical trial of imetelstat in JAK-inhibitor R/R MF, as well as studies in other hematologic malignancies. Inhibiting telomerase activity, which is increased in malignant stem and progenitor cells in the bone marrow, aims to potentially reduce proliferation and induce death of malignant cells. To learn more, visit www.geron.com or LinkedIn.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) Geron’s 2026 financial guidance, including its projected RYTELO net product revenue and expected total operating expenses; (ii) strategic actions positioning Geron to drive RYTELO demand growth and invest to create value while lowering its total operating expenses year-over-year; (iii) the commercial opportunity for RYTELO in second-line LR-MDS; (iv) Geron’s priorities to drive U.S. commercial growth, pursue pathways to bring RYTELO to patients outside the U.S., remain financially disciplined, and evaluate opportunistic innovation; (v) the future IMpactMF interim analysis in relapsed/refractory myelofibrosis and the first data from real-world experience trials focused on the use of RYTELO in LR-MDS, and the anticipated timing thereof; (vi) the potential of RYTELO as a differentiated new treatment option in LR-MDS; (vii) Geron’s belief that its existing cash, cash equivalents, and marketable securities, together with anticipated net revenues from U.S. sales of RYTELO, will be sufficient to fund projected operating requirements for the foreseeable future; and (viii) and other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether Geron is successful in commercializing RYTELO for the treatment of certain patients with lower-risk MDS with transfusion dependent anemia and achieves market acceptance across the breadth of the eligible patient segments in RYTELO’s approved indication; (b) whether the FDA and European Commission will approve imetelstat for other indications on the timelines expected, or at all; (c) Geron’s plans to commercialize RYTELO outside of the U.S. and risks related to operating outside of the U.S.; (d) Geron’s future opportunities and plans, including the uncertainty of future revenues, expenses and other financial performance and results, and the related risk Geron may be unable to meet its 2026 financial guidance; (e) whether Geron overcomes potential delays and other adverse impacts that may be caused by enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing, regulatory and healthcare challenges in order to have the financial resources for and meet expected timelines and planned milestones; (f) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (g) whether any future safety or efficacy results of RYTELO treatment cause its benefit-risk profile to become unacceptable; (h) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (i) whether Geron meets its post-marketing requirements and commitments for RYTELO; (j) whether there are failures or delays in manufacturing or supplying sufficient quantities of RYTELO (imetelstat) or other clinical trial materials that impact commercialization of RYTELO or the continuation of clinical trials; (k) that the projected timing for the interim and final analyses of the Phase 3 IMpactMF trial in R/R MF may vary depending on actual death rates in the trial; (l) whether Geron stays in compliance with and satisfies its obligations under its debt and synthetic royalty financing agreements; (m) whether Geron successfully completes its restructuring plan, manages the changes in its workforce, and realizes expected operating expense savings; and (n) as it relates to Geron’s belief as to the sufficiency of its cash resources, if Geron does not generate net revenues from commercial sales of RYTELO at the levels it anticipates, if it experiences unforeseen events or chooses to make other investments in its business, or if its assumptions regarding its projected operating expenses are otherwise incorrect, Geron may require additional funding, which may not be available to Geron on commercially-reasonable terms or at all. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, and subsequent filings and reports by Geron, including its upcoming annual report on Form 10-K for the year ended December 31, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

GERON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product revenue, net	$48,013	$47,507	$183,623	$76,495
Royalties	2	31	258	499

	48,015	47,538	183,881	76,994

Costs and operating expenses:
Cost of goods sold	1,306	783	4,745	1,256
Research and development	15,831	23,433	73,715	103,738
Selling, general and administrative	41,668	43,371	159,256	145,732
Restructuring Expense	17,032	—	17,032	—

Total costs and operating expenses	75,837	67,587	254,748	250,726

Loss from operations	(27,822)	(20,049)	(70,867)	(173,732)
Interest income	4,044	5,159	18,117	19,607
Interest expense	(7,297)	(8,707)	(32,657)	(18,504)
Other income and (expense), net	(69)	(48)	(375)	(236)
Loss on extinguishment of debt	—	(1,707)	—	(1,707)

Net loss	$(31,144)	$(25,352)	$(85,782)	$(174,572)

Basic and diluted net loss per share:
Net loss per share	$(0.05)	$(0.04)	$(0.13)	$(0.27)
Shares used in computing net loss per share	667,164,851	664,199,550	666,662,989	646,033,247

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2025	December 31, 2024
	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$79,440	$80,876
Current marketable securities	280,359	327,550
Other current assets	160,472	82,566

Total current assets	520,271	490,992
Noncurrent marketable securities	41,289	94,519
Property and equipment, net	884	1,310
Deposits and other assets	8,096	6,960

	$570,540	$593,781

Current liabilities	$113,824	$88,298
Noncurrent liabilities	233,126	225,163
Stockholders’ equity	223,590	280,320

	$570,540	$593,781

Note 1:	Derived from audited financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2025.

Investors and Media

Dawn Schottlandt

Senior Vice President, Investor Relations and Corporate Affairs

dschottlandt@geron.com